SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2018

TYG SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West C Street, Suite 2040 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

(760) 607-8268

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Effective May 1, 2018, TYG Solutions Corp., a Delaware corporation (the “Company”), amended and restated its Bylaws and Certificate of Incorporation.  See Item 5.03.

Effective May 3, 2018, the Company’s Board of Directors authorized and designated 75 shares of the Company’s Preferred Stock as Series A Preferred Stock.  See Item 5.03.

Effective May 3, 2018, the Company’s Board of Directors authorized and designated 75 shares of the Company’s Preferred Stock as Series B Preferred Stock.  See Item 5.03.

ITEM 5.03AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amended and Restated Certificate of Incorporation

Effective May 1, 2018, the Company’s Certificate of Incorporation was amended and restated to: (i) increase the total stock the Company is authorized to issue to 1,015,000,000 shares consisting of (a) 1,000,000,000 shares of Common stock, $0.0001 par value per share (“Common Stock”), and (b) 15,000,000 shares of Preferred stock, $0.0001 par value per share (“Preferred Stock”); (ii) authorize the directors of the Company to designate the shares and series of the Preferred Stock; (iii) provide indemnification for representatives of the Company; and (iv) in the event that any stockholder owns more than 5% of any class of equity security of the Company, require the approval of 75% of the voting securities of the Company for any proposed merger, consolidation or sale of substantially all of the assets of the Company.  The forgoing is a summary only.  Please refer to the Amended and Restated Certificate of Incorporation for the Company attached as Exhibit 3.2 to this Report for the complete text of the amendment and restatement.

Amended and Restated Bylaws

Effective May 1, 2018, the Company’s Bylaws were amended and restated to amend the Company’s stockholder voting procedures, increase the size of the Company’s Board of Directors from two members to seven directors comprised of up to four Series A Directors and up to three Series B Directors, provide greater indemnification by the Company of its officers, directors and employees, and define procedures for any future amendments to the Company’s Bylaws.  The foregoing is a summary only. Please refer to the Amended and Restated Bylaws for the Company attached as Exhibit 3.5 to this Report for the complete text of the amendment and restatement.

Certificate of Designation of Series A Preferred Stock

Effective May 3, 2018, the Company’s Board of Directors authorized and designated 75 shares of the Company’s Preferred Stock as Series A Preferred Stock.  Each share of the Series A Preferred Stock in entitled to a liquidation preference of $1,000 per share and is convertible into 1,000 shares of the Company’s Common Stock.  The holders of a majority of the Series A Preferred Stock are entitled to elect up to four (4) directors to the Company’s board of directors and any annual or special meeting and have preferential rights in regard to the election of Series A directors.  In all other voting matters, the holders of Series A Preferred Stock are entitled to cast 1,000 votes per share. The foregoing is a summary only.  Please refer to the Certificate of Designation of Series A Preferred Stock attached as Exhibit 3.3 to this Report for the complete text of the certificate of designation.

Certificate of Designation of Series B Preferred Stock

Effective May 3, 2018, the Company’s Board of Directors authorized and designated 75 shares of the Company’s Preferred Stock as Series B Preferred Stock.  Each share of the Series B Preferred Stock in entitled to a liquidation preference of $1,000 per share and is convertible into 1,000 shares of the Company’s Common Stock.  The holders of a majority of the Series B Preferred Stock are entitled to elect up to three (3) directors to the Company’s board of directors and any annual or special meeting and have preferential rights in regard to the election of Series B directors.  In all other voting matters, the holders of Series B Preferred Stock are entitled to cast 1,000 votes per share. The foregoing is a summary only.  Please refer to the Certificate of Designation of Series B Preferred Stock attached as Exhibit 3.4 to this Report for the complete text of the certificate of designation.

ITEM 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Effective May 1, 2018, our stockholders approved, by unanimous written consent, the amendment and restatement of the Company’s Bylaws and Certificate of Incorporation.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

	Exhibit	Incorporated by Reference	Filing	Filed with
Exhibits	#	(Form Type)	Date	This Report

Amended and Restated Certificate of Incorporation of TYG Solutions Corp., as filed with the Delaware Secretary of State on May 1, 2018.	3.2			X

Certificate of Designation of Series A Preferred Stock of TYG Solutions Corp. as filed with the Delaware Secretary of State on May 3, 2018.	3.3			X

Certificate of Designation of Series B Preferred Stock of TYG Solutions Corp. as filed with the Delaware Secretary of State on May 3, 2018.	3.4			X

Amended and Restated Bylaws of TYG Solution Corp.	3.5			X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYG SOLUTIONS CORP

Dated: May 4, 2018	By:	/s/ Robert T. Malasek
Name: Robert T. Malasek
Chief Financial Officer Director